SILVERADO GOLD MINES LTD.

PROMISSORY NOTE

$50,000 March 1, 2010

FOR VALUE RECEIVED, the undersigned, SILVERADO GOLD MINES LTD., a British Columbia corporation ("Maker"), hereby promises to pay to GARRY POSTMA CONSTRUCTION LTD. ("Payee"), the principal sum of Fifty Thousand and 00/100 US Dollars ($50,000), together with interest thereon from the date hereof until all amounts owing under this Promissory Note (the "Note") are paid in full.

1. Interest Rate. The unpaid principal balance of this Note shall bear interest at a rate equal to twelve percent (12%) per annum if repaid by Maker within ninety (90) days from the date of this Note, or eighteen percent (18%) per annum if repaid by Maker at any time thereafter. Interest shall be calculated for the number of days actually elapsed until full payment hereunder on the basis of a 360-day year consisting of 12 months of 30 days each.

2. Maturity Date. Maker shall pay to Payee, on September 1, 2010, the then-outstanding principal balance owing under this Note, together with any and all accrued and unpaid interest.

3. Default. If Maker fails to timely pay all amounts due under this Note for any reason, Payee may, at its option and without notice, declare this Note immediately due and payable, whereupon the principal sum, and any other amounts owing under this Note, including Payee's reasonable attorneys' fees and court and other collection costs, shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Maker, anything contained herein notwithstanding.

4. Amendments. This Note may not be changed, modified or amended except in a writing signed by both Maker and Payee.

5. Non-Negotiability. This Note is expressly non-negotiable and may not be transferred.

6. Governing Law; Venue. This Note shall be governed by, and construed in accordance with, the laws of the province of British Columbia. Any action brought under this Note shall be brought in a court having competent jurisdiction and located in Vancouver, British Columbia in accordance with the applicable procedures therefor. Payee expressly consents to the jurisdiction of, and hereby agrees that venue is proper in, any such court.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

SILVERADO GOLD MINES LTD.

By: ______________________________
Garry L. Anselmo,
Chief Executive Officer